SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2000
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Energy East Corporation
(Exact name of registrant as specified in its charter)

New York	1-14766	14-1798693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 12904 Albany, NY 12212-2904	(518) 434-3049
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events

Connecticut Energy Merger

(See Form 10-Q for the quarter ended September 30,1999, Item 2(a) Liquidity and Capital Resources)

On January 31, 2000, Energy East Corporation issued the following news release regarding its review of the decision issued January 28, 2000, by the Connecticut Department of Public Utility Control with respect to the rates and charges of Connecticut Energy Corporation's subsidiary, The Southern Connecticut Gas Company:

ENERGY EAST COMPLETES REVIEW OF CONNECTICUT DPUC DECISION

FOR IMMEDIATE RELEASE

Stamford, CT, January 31, 2000 - Energy East Corporation [NYSE:NEG] today announced that it has completed its review of the decision issued Friday by the Connecticut Department of Public Utility Control (DPUC) with respect to the rates and charges of Connecticut Energy Corporation's [NYSE:CNE] subsidiary, The Southern Connecticut Gas Company. Energy East intends to complete the merger with Connecticut Energy promptly upon receipt of final approval by the Securities and Exchange Commission (SEC). The company expects SEC approval this week.

After closing, Energy East intends to work with The Southern Connecticut Gas Company on a filing for a performance-based ratemaking plan that includes premium recovery, consistent with the terms of the Connecticut DPUC's decision.

Energy East is a super-regional energy services and delivery company in the Northeast. Energy East is a leader in promoting competition and is committed to profitably growing its energy infrastructure. Upon completion of its mergers with Connecticut Energy Corporation, CMP Group [NYSE:CTP], CTG Resources [NYSE:CTG] and Berkshire Energy Resources [NASD:BERK] - and including its current energy delivery subsidiary, NYSEG - Energy East will serve 2 million customers (1.4 million electricity and 600,000 natural gas) in upstate New York and New England.

Contact:                Daniel Farley, Secretary

                             607-762-5900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 31, 2000
ENERGY EAST CORPORATION
(Registrant)

By /s/ Kenneth M. Jasinski
Kenneth M. Jasinski
Executive Vice President and General Counsel